SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 15, 1997


                          DREW INDUSTRIES INCORPORATED
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         Delaware                   0-13646                  13-3250533
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     (State or other              (Commission             (I.R.S. Employer
     jurisdiction of              File Number)           Identification No.)
      incorporation)


200 Mamaroneck Avenue, White Plains, New York                          10601
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(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code:  (914) 428-9098

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          (Former name or former address, if changed since last report)
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ITEM 5.  Other Events.

      On May 15, 1997, Registrant's wholly-owned subsidiaries, Kinro, Inc. and Shoals Supply, Inc. (the "Borrowers") entered into a Credit Agreement (the "Credit Agreement") with The Chase Manhattan Bank, as Administrative Agent (the "Agent") and The Chase Manhattan Bank ("Chase"), Keybank National Association, The Sumitomo Bank, Limited, and European American Bank (collectively, the "Lenders"). The Borrowers' existing obligations to Chase under the Amended and Restated Credit Agreement, dated September 30, 1996 (the "Existing Agreement"), between Chase and the Borrowers were repaid in full.

      The $60,000,000 financing facility made available to the Borrowers by the Lenders consists of a $21,000,000 term loan, and a $39,000,000 revolving credit commitment. Repayment of the Borrowers' obligations under the Credit Agreement is guaranteed by the Registrant and all other active direct and indirect subsidiaries of the Registrant (collectively, the "Credit Parties"). Repayment of the obligations is secured by substantially all of the assets of the Borrowers and the Credit Parties.

      Loans made by the Lenders may be either ABR Loans or Eurodollar Loans, as defined in the Credit Agreement. Depending on whether Borrowers meet certain criteria set forth in the Credit Agreement, ABR Loans shall bear interest at either the Alternate Base Rate or the Alternate Base Rate plus .25%, and Eurodollar

Loans shall bear interest at either the Adjusted LIBO Rate plus 1.00% or the Adjusted LIBO Rate, plus 1.50% (as each such term is defined in the Credit Agreement). Certain fees are also payable by the Borrower to the Lenders as set forth in the Credit Agreement. Pursuant to the Credit Agreement, the Registrant, the Borrowers and the Credit Parties are required to satisfy certain affirmative and negative covenants, including but not limited to, maintaining certain minimum or maximum levels of capital expenditures, working capital, tangible net worth, debt to tangible net worth, consolidated debt service coverage and certain other criteria of financial condition, as described in the Credit Agreement.

      Pursuant to the Credit Agreement, the Registrant, the Borrowers and the Credit Parties are required to satisfy certain affirmative and negative covenants, including but not limited to, maintaining certain minimum or maximum levels of capital expenditures, working capital, tangible net worth, debt to tangible net worth, consolidated debt service coverage and certain other criteria of financial condition, as described in the Credit Agreement.

      Of the $26.2 million borrowed at closing, approximately $21.1 million was used to repay a short term note, plus interest, issued to Edward W. Rose, III, Chairman of Registrant, in connection with Registrant's purchase of 1.6 million shares of Registrant's Common Stock owned by Mr. Rose, and $5.1 million was used to repay the existing obligations to Chase under the Existing Agreement. The balance available for borrowing under the Credit Agreement will be used for working capital and acquisitions.


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

ITEM 7. Financial Statements Pro Forma Financial Information and Exhibits.

      (1) Credit Agreement, dated as of May 15, 1997, by and among Kinro, Inc., Shoals Supply, Inc., the Lenders party thereto and The Chase Manhattan Bank, as Administrative Agent.

      (2) Company Guarantee Agreement, dated as of May 15, 1997, by Drew Industries Incorporated with and in favor of The Chase Manhattan Bank, as Agent.

      (3) Subsidiary Guaranty Agreement, dated as of May 15, 1997, made by Kinro Manufacturing, Inc., Kinro Holding, Inc., Shoals Holding, Inc., Kinro Texas Limited Partnership, Kinro Tennessee Limited Partnership, Shoals Supply Texas Limited Partnership and Shoals Supply Tennessee Limited Partnership with and in favor of The Chase Manhattan Bank, as Agent.

      (4) Subordination Agreement, dated as of May 15, 1997, among Drew Industries Incorporated, Kinro, Inc., Shoals Supply, Inc., Kinro Manufacturing, Inc., Kinro Holding, Inc., Shoals Holding, Inc., Kinro Texas Limited Partnership, Kinro Tennessee Limited Partnership, Shoals Supply Texas Limited Partnership and Shoals Supply Tennessee Limited Partnership with and in favor of The Chase Manhattan Bank, as Agent.

      (5) Security Agreement, dated as of May 15, 1997, among Kinro, Inc., Shoals Supply, Inc., Kinro Manufacturing, Inc., Kinro Holding, Inc., Shoals Holding, Inc., Kinro Texas Limited Partnership, Kinro Tennessee Limited Partnership, Shoals Supply


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

Texas Limited Partnership and Shoals Supply Tennessee Limited Partnership and The Chase Manhattan Bank, as Agent.

      (6) Pledge and Security Agreement, dated as of May 15, 1997, by Drew Industries Incorporated, Kinro, Inc., Shoals Supply, Inc., Kinro Holding, Inc., Shoals Holding, Inc. and Kinro Manufacturing, Inc. in favor of The Chase Manhattan Bank, as Collateral Agent.

      (7) Supplemental Security Agreement, dated as of May 15, 1997, among Kinro, Inc., Shoals Supply, Inc., Kinro Manufacturing, Inc., Kinro Holding, Inc., Shoals Holding, Inc., Kinro Texas Limited Partnership, Kinro Tennessee Limited Partnership, Shoals Supply Texas Limited Partnership and Shoals Supply Tennessee Limited Partnership and Texas Commerce Bank National Association as Agent.


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

      Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     DREW INDUSTRIES INCORPORATED
                                             (Registrant)

                                     By:
                                         ------------------------
                                         Leigh J. Abrams
                                         President and
                                          Chief Executive Officer


Dated:  May 15, 1997


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